Exhibit 10.18-3

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006

Attn: Managing Director
Phone: (212) 225-6200
Fax: (212) 225-6248

GUARANTEE

FOR VALUABLE CONSIDERATION, the undersigned hereby absolutely and unconditionally guarantees to The Bank of Nova Scotia and its affiliates (the “Bank”) the punctual payment and performance, when due, whether by acceleration or otherwise, of each and every obligation to the Bank, of each and everyone of AMI Doduco, Inc., AMI Doduco Espana, S.L. and AMI Doduco GmbH (individually a “Customer” and collectively the “Customers”) arising under transactions with the Bank or otherwise (“Obligations”); agrees that it shall pay its obligations hereunder without deduction or set off; agrees that its obligations hereunder shall not be released by any amendment to or waiver of any rights under any agreement between a Customer or the Customers and the Bank or otherwise or any release of any security granted for any Obligations, or by any bankruptcy or similar proceeding in respect of the undersigned, a Customer, the Bank or any party to any security document or by the invalidity, illegality or unenforceability of any Obligations; agrees that the Bank may enforce its rights hereunder without first exhausting any other rights and remedies it may have and shall be entitled to payment from the undersigned for all expenses including legal expenses, incurred by the Bank in enforcing its rights hereunder; agrees that the liability of the undersigned to the Bank shall be joint and several with any other guarantors of the Obligations; agrees that this Guarantee shall continue to be effective or shall be reinstated if at any time payment of any sum hereby guaranteed is rendered void or ordered to be returned by the Bank upon the bankruptcy of a Customer or otherwise, all as though such payment had not been made; agrees that this Guarantee and any controversies and actions arising therefrom shall be governed by New York law (without regard to the conflicts of law provisions thereof); agrees that the Bank is hereby granted as security a lien in and to and right of set off against all cash and other property of the undersigned held by the Bank; and agrees that the Bank may, without the consent of or notice to the undersigned, and without impairing the obligations of the undersigned hereunder, realize upon security of each and every Customer or the undersigned in any manner, and apply amounts obtained thereby to the payment of any Obligations. The undersigned may terminate this Guarantee effective thirty days after the Bank receives written notice of the termination at the address or facsimile number set forth above. The obligations of the undersigned hereunder shall continue, irrespective of such termination, in respect of Obligations which arise before the effective date of the termination.

This Guarantee shall supersede and replace the undersigned’s guarantee dated July 6, 2000 in favour of the Bank (the “Prior Guarantee”) and the undersigned acknowledges that any Obligation arising prior to the date of this Guarantee and which was guaranteed under the Prior Guarantee shall continue to be guaranteed by the undersigned under this Guarantee.

Name & Address of Guarantor		By:	/s/ Drew A. Moyer

Technitrol, Inc.		Authorized Signatory of Guarantor
1210 Northbrook Dr. – Suite. 470
Trevose, PA 19053		Name:	Drew A. Moyer

		Title:	Sr. VP & CFO

Date:	9/8/06